SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2018

Precious Investments, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55711	90-0338080
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

170 Traders Blvd East Mississauga, ON	L4Z 1W7
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 905-501-7277

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

ITEM 4.02         NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REPORT

During the course of Precious Investments, Inc.’s (the “Company”) preparation of its Annual Report on Form 10-K for the year ended July 31, 2017, the Company’s management identified certain areas in the Company’s previously issued financial statements for the year ended July 31, 2016 (the “Previously Issued Financial Statements”), that require adjustment. As such, the Company determined, upon the recommendation of the Company’s management, that the Company should restate its Previously Issued Financial Statements for the year ended July 31, 2016, to correct the accounting for certain transactions contained therein, as discussed below. Accordingly, the financial statements contained in the Company’s Form 10-K for the year ended July 31, 2016, filed with the Securities and Exchange Commission on March 9, 2017 should no longer be relied upon in its present format.

The Previously Issued Financial Statements contain errors as to the valuation of the Company’s inventory and equity valuations. The Company plans to restate the Previously Issued Financial Statements in the near future, with the filing of an amended 10-K for the year ended July 31, 2016.

The Company’s management and the Board have discussed the matters disclosed under this Item 4.02 with BMKR, LLP, the Company’s independent registered public accounting firm.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Precious Investments, Inc.

/s/ James W. Zimbler

James W. Zimbler

Chief Executive Officer

Date: March 28, 2018

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